HARTFORD HLS SERIES FUND II, INC.
ITEM 77C: Submission of matters to a vote of security holders

The following proposal was addressed and approved at a special meeting of shareholders held on October 24, 2006.

1.  Proposal to approve a sub-advisory agreement between HL Investment Advisors, LLC (“HL Advisors”), the Fund’s investment manager, and Hartford Investment Management Company (“Hartford Investment Management”), an affiliate of HL Advisors pursuant to which Hartford Investment Management will serve as an additional sub-adviser of the Hartford SmallCap Growth HLS Fund (the “Fund”) and manage a portion of the Fund’s assets.

Fund Name
For
Against
Abstain
Hartford SmallCap Growth HLS Fund
35,769,980.346
1,480,665.687
3,222,626.038

The following proposal was addressed and approved at a special meeting of shareholders held on October 24, 2006.

1.  Proposal to approve a sub-advisory agreement between HL Investment Advisors, LLC (“HL Advisors”), the Fund’s investment manager, and Hartford Investment Management Company (“Hartford Investment Management”), an affiliate of HL Advisors pursuant to which Hartford Investment Management will serve as the sole sub-adviser of the Hartford Blue Chip Stock HLS Fund (the “Fund) and manage the Fund’s assets.

Fund Name
For
Against
Abstain
Hartford Blue Chip Stock HLS Fund
6,451,195.808
360,550.933
642,150.304

The following proposal was addressed and approved at a special meeting of shareholders held on November 16, 2006.

1.  Proposal to approve a sub-advisory agreement between HL Investment Advisors, LLC (“HL Advisors”), the Fund’s investment manager, and Hartford Investment Management Company (“Hartford Investment Management”), an affiliate of HL Advisors pursuant to which Hartford Investment Management will serve as the sole  sub-adviser of the Hartford MidCap Stock HLS Fund (the “Fund) and manage the Fund’s assets.

Fund Name
For
Against
Abstain
Hartford MidCap Stock HLS Fund
3,785,561.004
229,813.731
375,275.626

The following proposals were addressed and approved at a special meeting of shareholders held on January 23, 2007.

Proposal to approve a plan of reorganization providing for the acquisition of all of the assets and liabilities of Hartford Capital Opportunities HLS Fund (the “Acquired Fund”) by Hartford Blue Chip Stock HLS Fund (The “Acquiring Fund”), a series of Hartford HLS Series Fund II, Inc., solely in exchange for shares of the Acquiring Fund followed by the complete liquidation of the Acquired fund.

Fund Name
For
Against
Abstain
Hartford Capital Opportunities HLS Fund
1,271,875.921
73,262.424
183,212.445

Proposal to approve a plan of reorganization providing for the acquisition of all of the assets and liabilities of Hartford LargeCap Growth HLS Fund (the “Acquired Fund”) by Hartford Blue Chip Stock HLS Fund (The “Acquiring Fund”), a series of Hartford HLS Series Fund II, Inc., solely in exchange for shares of the Acquiring Fund followed by the complete liquidation of the Acquired fund.

Fund Name
For
Against
Abstain
Hartford LargeCap Growth HLS Fund
5,355,118.815
175,856.665
401,314.425